UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 6, 2010

(Date of earliest event reported)

Corning Natural Gas Corporation (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-00643 (Commission File Number)	16-0397420 (I.R.S. Employer Identification No.)

330 West William Street, Corning, New York (Address of principal executive offices)	14830 (Zip Code)

(607) 936-3755 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01 Other Events

Corning Natural Gas Corporation modified its existing $4.7 million note ($3.28 million remaining balance) with Great West Life & Annuity Insurance Company. The modification resolves an issue with a negative covenant raised by Great West. The modification of the note together with an intercreditor agreement with M&T Bank grants Great West pari parsu security with M&T Bank in certain Company assets and also as provides the Company more flexibility relative to future borrowing.

The foregoing description of the modification to the 1997 notes is not complete and is qualified in its entirety by the full and complete terms of the Modification Agreement, which is attached as exhibits 10.1 to this current report and is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Corporation By: /s/ Firouzeh Sarhangi Name: Firouzeh Sarhangi Title: Chief Financial Officer
Dated: January 6, 2010